    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
             (Exact name of registrant as specified in its charter)

                      BERMUDA                                        NOT APPLICABLE
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                         Identification Number)

                             ---------------------
                                CLARENDON HOUSE
                                 CHURCH STREET
                                 HAMILTON HM/CX
                                    BERMUDA
                                 (441) 296-1431
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               LEONARD M. FERTIG
                            CHIEF EXECUTIVE OFFICER
                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                        C/O CME DEVELOPMENT CORPORATION
                               18 D'ARBLAY STREET
                             LONDON W1V 3FP ENGLAND
                               (44 171) 292-7900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

               ROBERT L. KOHL, ESQ.                               JOHN D. WILSON, ESQ.
               ROSENMAN & COLIN LLP                                SHEARMAN & STERLING
                575 MADISON AVENUE                                   199 BISHOPSGATE
                NEW YORK, NY 10022                               LONDON EC2M 3TY ENGLAND
                  (212) 940-8800                                    (44 171) 920-9000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-24365
------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, please check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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
===========================================================================================================
                                                                       PROPOSED
            TITLE OF EACH CLASS                 AMOUNT TO BE       MAXIMUM AGGREGATE        AMOUNT OF
       OF SECURITIES BEING REGISTERED           REGISTERED(1)      OFFERING PRICE(1)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
     Senior Notes Due 2004..................     $21,294,278       $21,294,278          $6,453
===========================================================================================================

(1) A portion of the Senior Notes Due 2004 ("Notes") being registered will be denominated in German Deutsche Marks. The translation rate for the Deutsche Mark is $1.00 = DM 1.8350 (the Noon Buying Rate on August 13, 1997). The proposed maximum aggregate offering price of Notes being offered in Deutsche Marks and Dollars, based on such translation rate, is $21,294,278.
================================================================================

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-24365) filed by Central European Media Enterprises Ltd. pursuant to the Securities Act of 1933, as amended, and declared effective on August 14, 1997 are hereby incorporated by reference into this Registration Statement.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16. Exhibits.

  (a) Exhibits

   All exhibits filed with or incorporated by reference in Registration Statement 333-24365 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit
Number                          Description
-------                         -----------

  5.1   -    Opinion of Conyers, Dill and Pearman
  5.2   -    Consent of Rosenman & Colin LLP
 23.1   -    Consent of Conyers, Dill & Pearman (included in Exhibit Number 5.1)
 23.2   -    Consent of Rosenman & Colin LLP (included in Exhibit Number 5.2)
 23.3   -    Opinion of Rosenman & Colin LLP
 23.4   -    Consent of Arthur Andersen & Co. (included at page II-3)


  (b) Financial Statement Schedules

      Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on August 15, 1997.

                                      CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                                      By:       /s/ JOHN A. SCHWALLIE
                                         ---------------------------------------
                                                    John A. Schwallie
                                               Vice President -- Finance,
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

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
                  SIGNATURE                                TITLE                     DATE
---------------------------------------------  ------------------------------  ----------------

                      *                        Chairman of the Board of        August 15, 1997
---------------------------------------------    Directors
              Ronald S. Lauder

                      *                        President, Chief Executive      August 15, 1997
---------------------------------------------    Officer and Director
              Leonard M. Fertig                  (Principal Executive
                                                 Officer)

            /s/ JOHN A. SCHWALLIE              Vice President -- Finance and   August 15, 1997
---------------------------------------------    Chief Financial Officer
              John A. Schwallie                  (Principal Accounting and
                                                 Principal Financial Officer)

                      *                        Vice President, Secretary and   August 15, 1997
---------------------------------------------    Director
             Nicolas G. Trollope

                      *                        Director and Authorized U.S.    August 15, 1997
---------------------------------------------    Representative
                Andrew Gaspar

                      *                        Director                        August 15, 1997
---------------------------------------------
            Herbert S. Schlosser

                      *                        Director                        August 15, 1997
---------------------------------------------
               Robert A. Rayne

           * /s/ JOHN A. SCHWALLIE
---------------------------------------------
              John A. Schwallie
              Attorney-in-fact

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                   DESCRIPTION
----------   -------------------------------------------------------------------
    5.1      Opinion of Conyers, Dill and Pearman
    5.2      Consent of Rosenman & Colin LLP
   23.1      Consent of Conyers, Dill & Pearman (included in Exhibit Number 5.1)
   23.2      Consent of Rosenman & Colin LLP (included in Exhibit Number 5.2)
   23.3      Opinion of Rosenman & Colin LLP
   23.4      Consent of Arthur Andersen & Co.